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                                                                    EXHIBIT 10.6

            ADVISORY, TECHNICAL AND ADMINISTRATIVE SERVICES AGREEMENT


THIS AGREEMENT made effective the ____ day of _________ 2005;

BY AND BETWEEN:

     TEEKAY SHIPPING SPAIN S.L., a corporation duly organized and existing under the laws of the Spain with principal offices at Musgo street nr. 5 - 2nd floor, 28023 Madrid, Spain

     ("TK Spain")

AND:

     TEEKAY SHIPPING LIMITED, a Bahamas company with its registered office at TK House, Bayside Executive Park, West Bay Street & Blake Road, P.O. Box AP-59212, Nassau, The Bahamas

     ("TK Bahamas")

WHEREAS:

     A. TK SPAIN, a corporation that operates vessels, requires certain advisory, technical and administrative services to supplement the existing capabilities of TK Spain's employees; and

     B. TK SPAIN wishes to engage TK Bahamas to provide such advisory, technical and administrative services to TK SPAIN on the terms set out herein;

NOW THEREFORE, the parties agree that, in consideration of the fees set forth in Schedule "B" to this Agreement (the "Fees") and subject to the Terms and Conditions attached hereto, TK Bahamas shall provide the advisory, technical and administrative services set forth in Schedule "A" to this Agreement (the "Services").


IN WITNESS WHEREOF the Parties have executed this Agreement by their duly authorized signatories with effect on the date first above written.

TEEKAY SHIPPING SPAIN S.L.                        TEEKAY SHIPPING LIMITED




By: __________________________                    By: __________________________
Name:                                             Name:
Title:                                            Title:



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                              TERMS AND CONDITIONS

1.   DEFINITIONS

In this Agreement: the term "Change of Control" means with respect to any entity, an event in which securities of any class entitling the holders thereof to elect a majority of the members of the board of directors or other similar governing body of the entity are acquired, directly or indirectly, by a person who did not immediately before such acquisition own securities of the entity entitling such person to elect such majority (and for the purpose of this definition, any such securities held by another person who is related to such person shall be deemed to be owned by such person);

2.   GENERAL

TK Bahamas shall provide all or such portion of the Services, in a commercially reasonable manner, as TK SPAIN, may from time to time reasonably request or direct.

3.   COVENANTS

During the term of this Agreement TK Bahamas shall:

(a) diligently provide or subcontract for the provision of (in accordance with Section 18 hereof) the Services to TK SPAIN (unless the provision of such Services would materially interfere with Teekay Shipping Corporation's operations) as an independent contractor, and be responsible to TK SPAIN for the due and proper performance of same;

(b) retain at all times a qualified staff so as to maintain a level of expertise sufficient to provide the Services; and

(c) keep full and proper books, records and accounts showing clearly all transactions relating to its provision of Services in accordance with United States established general commercial practices and in accordance with United States generally accepted accounting principles, and allow TK SPAIN and its representatives to audit and examine such books, records and accounts at any time during customary business hours.

4.   NON-EXCLUSIVITY

TK Bahamas and its employees may provide services of a nature similar to the Services to any other person. There is no obligation for TK Bahamas to provide the Services to TK SPAIN on an exclusive basis.

5.   CONFIDENTIAL INFORMATION

TK Bahamas shall be obligated to keep confidential, both during and after the term of this Agreement, all information it has acquired or developed in the course of providing Services under this Agreement. TK SPAIN shall be entitled to any equitable remedy available at law or equity, including specific performance, against a breach by TK Bahamas of this obligation. TK Bahamas shall not resist such application for relief on the basis that TK SPAIN has an adequate remedy at law, and TK Bahamas shall waive any requirement for the securing or posting of any bond in connection with such remedy.

6.   SERVICE FEE

In consideration for TK Bahamas providing the Services, TK SPAIN shall pay TK Bahamas the Fees as determined and by installments as set out in Schedule "B" to this Agreement.

7.   GENERAL RELATIONSHIP BETWEEN THE PARTIES

The relationship between the parties is that of independent contractor. The parties to this Agreement do not intend, and nothing herein shall be interpreted so as, to create a partnership, joint venture, employee or agency relationship between TK Bahamas and TK SPAIN.



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8.   INDEMNITY

TK SPAIN shall indemnify and hold harmless TK Bahamas and its employees and agents against all actions, proceedings, claims, demands or liabilities which may be brought against them due to this Agreement including, without limitation, all actions, proceedings, claims, demands or liabilities brought under the environmental laws of any jurisdiction, and against and in respect of all costs and expenses (including legal costs and expenses on a full indemnity basis) they may suffer or incur due to defending or settling same, provided however that such indemnity shall exclude any or all losses, actions, proceedings, claims, demands, costs, damages, expenses and liabilities whatsoever which may be caused by or due to the gross negligence or willful misconduct of TK Bahamas or its employees or agents.

9.   TERM AND TERMINATION

This Agreement shall commence as of the date first above written and shall continue for successive one year terms unless terminated by either party hereto on not less than sixty (60) days notice. A party may at any time terminate this Agreement forthwith if:

(a) in the case of TK SPAIN, there is a Change of Control of TK Bahamas and in the case of TK Bahamas, if there is a Change of Control of TK Spain;

(b)  the other party breaches this Agreement;

(c) a receiver is appointed for all or substantially all of the property of the other party;

(d)  an order is made to wind-up the other party;

(e) a final judgment, order or decree which materially and adversely affects the ability of the other party to perform this Agreement shall have been obtained or entered against that party and such judgment, order or decree shall not have been vacated, discharged or stayed; or

(f) the other party makes a general assignment for the benefit of its creditors, files a petition in bankruptcy or for liquidation, is adjudged insolvent or bankrupt, commences any proceeding for a reorganization or arrangement of debts, dissolution or liquidation under any law or statute or of any jurisdiction applicable thereto or if any such proceeding shall be commenced.

10.  FEES UPON TERMINATION

Upon termination of this Agreement, the Fee shall be adjusted as at the effective date of termination. Any overpayment shall forthwith be refunded to TK SPAIN and any underpayment shall forthwith be paid to TK Bahamas.

11.  SURRENDER OF BOOKS AND RECORDS

Upon termination of this Agreement, TK Bahamas shall forthwith surrender to TK SPAIN any and all books, records, documents and other property in the possession or control of TK Bahamas relating to this Agreement and to the business, finance, technology, trademarks or affairs of TK SPAIN and any member of the TK SPAIN Group and, except as required by law, shall not retain any copies of same.

12.  FORCE MAJEURE

Neither party shall be liable for any failure to perform this Agreement due to any cause beyond its reasonable control.


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13.  ENTIRE AGREEMENT

This Agreement forms the entire agreement between the parties with respect to the subject matter hereof and supersedes and replaces all previous agreements, written or oral, with respect to the subject matter hereof.

14.  SEVERABILITY

If any provision herein is held to be void or unenforceable, the validity and enforceability of the remaining provisions herein shall remain unaffected and enforceable.

15.  CURRENCY

Unless stated otherwise, all currency references herein are to United States Dollars.

16.  LAW AND ARBITRATION

This Agreement shall be governed by the laws of The Bahamas. Any dispute under this Agreement shall be put to arbitration in The Bahamas, a jurisdiction to which the parties hereby irrevocably submit.

17.  NOTICE

Notice under this Agreement shall be given (via hand delivery or facsimile) as follows:

     If to TK SPAIN:
     --------------
     Musgo Street nr. 5 - 2nd floor
     28023 Madrid, Spain
     Attn: Managing Director; Fax: +34 913 077 043
     ----

     If to TK Bahamas:
     ----------------
     TK House
     Bayside Executive Park
     West Bay Street & Blake Road
     P.O. Box AP-59212
     Nassau
     The Bahamas
     Attn: Director
     ----
     Fax: +1 242 502 8840

18.  SUBCONTRACTING AND ASSIGNMENT

TK Bahamas shall not assign, sub-contract or sub-license or assign this Agreement to any party that is not a subsidiary or affiliate of Teekay Shipping Corporation except upon written consent of TK SPAIN.

19.  WAIVER

The failure of either party to enforce any term of this Agreement shall not act as a waiver. Any waiver must be specifically stated as such in writing.

20.  AFFILIATES

This Agreement shall be binding upon and inure to the benefit of the affiliates of TK SPAIN and/or TK Bahamas.

21.  COUNTERPARTS

This Agreement may be executed in one or more signed counterparts, facsimile or otherwise, which shall together form one instrument.


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                                   SCHEDULE A

                                    SERVICES

TK Bahamas shall provide such of the following advisory, technical and administrative services (the "Services") to TK SPAIN, as TK SPAIN may from time to time reasonably request and direct TK Bahamas to provide pursuant to
Section 2:

1. negotiating loan and credit terms with lenders and monitoring and maintaining compliance therewith;

2. negotiating and arranging for interest rate swap agreements, foreign currency contracts and forward exchange contracts;

3.   cash management, including arranging for the deposit of funds;

4.   monitoring the performance of investment managers;

5.   exercising of due diligence to:

     (a) maintain and preserve each Vessel and her equipment in good condition, running order and repair, so that each Vessel shall be, insofar as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy and in good operating condition; and

     (b) keep each Vessel in such condition as will entitle her to the highest classification and rating from the classification society chosen by her owner or disponent owner for vessels of the class, age and type;

6. handling of each Vessel while in ports or transiting canals either directly or by use of vessel agents;

7. storing, victualing and supplying of each Vessel and the arranging for the purchase of certain stores, supplies and parts;

8. procuring and arrangement for port entrance and clearance, pilots, vessel agents, consular approvals, and other services necessary or desirable for the management and safe operation of each Vessel;

9. preparing, issuing or causing to be issued to shippers the customary freight contract, cargo receipts and/or bills of lading;

10. performance of all usual and customary duties concerned with the loading and discharging of cargoes at all ports;

11.  naming of vessel agents for the transaction of each Vessel's business;

12. adjustment and the negotiating of settlements, with or on behalf of claimants or underwriters, of any claim, damages for which are recoverable under policies of insurance;

13. arrangement or the prompt dispatch of each Vessel from loading and discharging ports and for transit through canals;

14. arrangement for employment of counsel, and the investigation, follow-up and negotiating of the settlement of all claims arising in connection with the operation of each Vessel;

15. arrangement for the appointment of an adjuster and assistance in preparing the average account, taking proper security for the cargo's and freight's proportion of average, and in all ways reasonably possible protecting the interest of each Vessel and her owner;


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16.  negotiating of the settlement of insurance claims of Vessel owner's or disponent owner's protection and indemnity insurance and the arranging for the making of disbursements accordingly for owner's or disponent owner's account;

17. attendance to all matters involving each Vessel's crew, including, but not limited to, the following:

     (a) arranging for the procurement and enlistment for each Vessel, as required by applicable law, of competent, reliable and duly licenced personnel (hereinafter referred to as 'crew members'), and all replacements therefore as from time to time may be required;

     (b) arranging for all transportation, board and lodging for the crew members as and when required at rates and types of accommodations as customary in the industry;

     (c) keeping and maintaining full and complete records of any labour agreements which may be entered into between owner or disponent owner and the crew members and the prompt reporting to owner or disponent owner as soon as notice or knowledge thereof is received of any change or proposed change in labour agreements or other regulations relating to the master and the crew members;

     (d) negotiating the settlement of all wages with the crew members during the course of and upon termination of their employment;

     (e) the handling of all details and negotiating the settlement of any and all claims of the crew members including, but not limited to, those arising out of accidents, sickness, or death, loss of personal effects, disputes under articles or contracts of enlistment, policies of insurance and fines;

     (f) keeping and maintaining all administrative and financial records relating to the crew members as required by law, labour agreements, owner or disponent owner, and rendering to owner or disponent owner any and all reports when, as and in such form as requested by owner or disponent owner; and

     (g) the performance of any other function in connection with crew members as may be requested by owner or disponent owner;


18. payment of all charges incurred in connection with the management of each Vessel, including, but not limited to, the cost of the items listed in 5 to 17 above, canal tolls, repair charges and port charges, and any amounts due to any governmental agency with respect to the Vessel crews;

19. in such form and on such terms as may be requested by TK Spain, the prompt reporting to TK Spain or Shipco of each Vessel's movement, position at sea, arrival and departure dates, casualties and damages received or caused by each Vessel;

20. arrangement and retention in full force and affect of all customary insurance pertaining to each Vessel as instructed by owner or disponent owner and all such policies of insurance, including but not limited to protection and indemnity, hull and machinery, war risk and oil pollution covering each Vessel;

21. if requested by owner or disponent owner, making application for certificates of financial responsibility on behalf of Vessels covered hereunder;

For the purposes hereof, "Shipcos" means vessel owning corporations, each such corporation being the owner or charterer of one vessel; and "Vessels" means vessels which are primarily either liquefied natural gas tankers or crude oil tankers owned or chartered by Shipcos.


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For greater certainty and in furtherance of the foregoing, TK Bahamas recognizes and agrees that it is not authorized by this Agreement or otherwise, and shall not, act on behalf of TK Spain to execute on behalf of TK Spain (or any entity for which TK Spain manages Vessels) any contract of employment with any Vessel crewmember, except where the form and execution of such contract is at the request of TK Spain and when occurring is expressly stated as being by TK
Bahamas in its capacity as 'agent only', TK Bahamas being hereby appointed as agent of TK Spain only for the specific and limited purpose thereof. TK Spain reserves the right to engage, suspend, remove or otherwise deal with Vessel crewmembers sourced by TK Bahamas as if TK Spain (and not the member of the TK Group to whose Vessel such crewmembers have been assigned) was their employer.


TK Bahamas shall provide quarterly reports to TK Spain outlining the nature and details of the foregoing services that have been provided.


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                                   SCHEDULE B

                                      FEES


In consideration for the provision of services by TK Bahamas to TK SPAIN, TK SPAIN shall pay TK Bahamas an annual Fee for each calendar year during the term of this Agreement divided into twelve (12) equal monthly installments payable in advance and which is equal to the annual aggregate amount of such costs and expenses (the "Costs and Expenses") as TK Bahamas may reasonably incur in connection with the provision of the Services plus a reasonable profit mark-up to be agreed upon and reviewed annually by the parties and which shall be consistent with the Organization for Economic Development's guidelines for transfer pricing levels as well as local rules and regulations.

In respect of each calendar year during the term of this Agreement, TK Bahamas shall prepare an estimate of the Costs and Expenses it reasonably expects to incur during such year and shall submit such estimate to TK SPAIN within ten
(10) Bahamian banking days of the last day of the immediately preceding year.

The calculation of TK Bahamas' aforesaid estimated Costs and Expenses may be adjusted from time to time by agreement between the parties, and the Fee payable by TK SPAIN shall be re-calculated accordingly.

Within sixty (60) Bahamian banking days (or such longer period as the parties shall agree) after the end of each year, TK Bahamas shall submit to TK SPAIN an accounting of the Costs and Expenses it has incurred in that year (the "actual Costs and Expenses").

Ten (10) Bahamian banking days (or such longer period as the parties shall agree) after the date on which TK Bahamas delivers such accounting of its actual Costs and Expenses:

     (a) where the aggregate of all Fees paid in the relevant year is less than the agreed mark-up of the actual Costs and Expenses, TK SPAIN shall pay an Adjustment to TK Bahamas; and

     (b) where the aggregate of all Fees paid in the relevant year is greater than the agreed mark-up of the actual Costs and Expenses, TK Bahamas shall pay an Adjustment to TK SPAIN.

Where the aggregate of all Fees paid in a year is equal to the agreed mark-up of the actual Costs and Expenses, no Adjustment is payable.

For the purposes hereof "ADJUSTMENT" means a payment (made in accordance with the foregoing) in the amount of the difference between the aggregate of all Fees paid in a year and the agreed mark-up of the actual Costs and Expenses incurred in that year.


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